EXHIBIT 23.1
                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Henry Schiffer
Certified Public Accountant

The Board of Directors
Sew Cal Logo, Inc.

Gentlemen:

This letter will authorize you to include the Audit of your company dated November 7, 2003 in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Henry Schiffer, C.P.A.
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    Henry Schiffer
    March 1, 2004